UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
December 31, 2008

Titanium Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14368	13-5630895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2008, Contran Corporation, a Delaware corporation which is a stockholder and affiliated entity of the registrant (“Contran”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the registrant.  Under the terms of the Stock Purchase Agreement, on December 31, 2008 Contran purchased from the registrant all of the shares of common stock held by the registrant in an unaffiliated third party (the “Shares”) for a purchase price of $16,700,000, payable in the form of a secured promissory note in the original principal amount of $16,700,000 payable by Contran to the registrant (the “Note”).  The Note:

•	matures on December 31, 2011;
•	bears interest at a rate of Prime less 1.50%;
•	requires quarterly payments of interest beginning on March 31, 2009;
•	does not have any prepayment penalties; and
•	is collateralized by the Shares pursuant to the terms of a pledge and security agreement dated December 31, 2008 entered into between Contran and the registrant (the “Pledge and Security Agreement”).

The independent directors of the registrant approved the Stock Purchase Agreement, the Note and the Pledge and Security Agreement.

The descriptions of the Stock Purchase Agreement, the Note and the Pledge and Security Agreement are qualified in their entirety by the terms of such documents (or forms thereof) filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report and which terms are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	10.1	Stock Purchase Agreement dated as of December 31, 2008 between Titanium Metals Corporation and Contran Corporation.

	10.2	Form of Secured Promissory Note dated as of December 31, 2008 made by Contran Corporation and payable to Titanium Metals Corporation.

	10.3	Pledge and Security Agreement dated as of December 31, 2008 between Contran Corporation and Titanium Metals Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation
(Registrant)

By: /s/ Clarence B. Brown III
Date: January 7, 2009	Clarence B. Brown III, Secretary